Exhibit 99.2
NeoStem Announces Licensing of Treg Patents to Strengthen Autoimmune Platform
NEW YORK, Sept. 16, 2013 (GLOBE NEWSWIRE) -- NeoStem, Inc. (Nasdaq:NBS) ("NeoStem" or the "Company"), a leader in the emerging cellular therapy market, today announced the licensing of three families of patents from the University of California, San Francisco ("UCSF"). NeoStem's worldwide exclusive license to these patents provides incremental protection for the Company's human Regulatory T cell ("Treg") platform, and complements the recently announced collaboration with UCSF and the laboratories of Drs. Jeffrey Bluestone and Qizhi Tang, to develop Tregs for the treatment of type 1 diabetes, steroid resistant asthma, and organ transplant rejection.
The three patent families cover methods to isolate, expand and use Tregs with therapeutic potential for autoimmune disorders, including U.S. patent 7,722,862, which claims a cellular immunotherapy for the treatment of type 1 diabetes.
"In the U.S., type 1 diabetes affects 1.3 million people and has an economic cost of over $14 billion, numbers which are significantly higher worldwide," said Dr. Douglas W. Losordo, Chief Medical Officer of NeoStem. "These patents bolster our existing portfolio in the Treg arena and enhance our ability to combat autoimmune diseases such as type 1 diabetes using Treg therapy."
NeoStem's patent estate for its Treg program now includes exclusive rights to 22 issued patents in U.S. and major international commercial geographies and covers isolation, activation, expansion and methods of treating or preventing certain conditions and/or diseases using Tregs.
Dr. Andrew L. Pecora, Chief Visionary Officer of NeoStem, added , "We are excited about this recent expansion of our intellectual property and about the effect that our collaboration with Drs. Bluestone and Tang, industry leaders in Treg research, and UCSF will have on our Treg program."
Dr. Robin L. Smith, Chairman and CEO of NeoStem, said, "This collaboration advances that program towards a Phase 2 trial to evaluate the efficacy of autologous Tregs in type 1 diabetes, effectively accelerating the Company's pipeline more quickly than had it developed a program for this clinical indication independently."
UC Disclaimer for Industry Releases
The information stated above was prepared by NeoStem, Inc., and reflects solely the opinion of the corporation. Nothing in this statement shall be construed to imply any support or endorsement of NeoStem, or any of its products, by The Regents of the University of California, its officers, agents and employees.
About NeoStem, Inc.
NeoStem, Inc. ("NeoStem" or the "Company") is a leader in the emerging cellular therapy industry. Our business model includes the development of novel proprietary cell therapy products as well as operating a contract development and manufacturing organization providing services to others in the regenerative medicine industry. The combination of a therapeutic development business and revenue-generating service provider business provides the Company with capabilities for cost effective in-house product development and immediate revenue and cash flow generation.
For more information on NeoStem, please visit www.neostem.com.
Forward-Looking Statements for NeoStem, Inc.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, including with respect to the Company's research and development and clinical evaluation efforts as well as efforts towards commercialization of cellular therapies, including with respect to AMR-001 and Tregs, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry and the Company's ability to successfully grow its contract development and manufacturing business. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2013 and in the Company's periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.
CONTACT: NeoStem
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@neostem.com